EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in Isle of Capri Casinos, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 33-61752,
33-80918,  33-86940,  33-93088,  333-77233,  333-50774, 333-50776), Registration
Statement on Form S-4 (File No. 333-88802), and Registration Statement on Form S-3 (File No. 333-89156) of our report dated June 7, 2002, with respect to the consolidated financial statements of Isle of Capri Casinos, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended April 28, 2002.


     /s/  Ernst  &  Young

New  Orleans,  Louisiana
June  28,  2002